EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 of FreeSeas Inc. (“the Company”) of our report dated April 19, 2013 with respect to the consolidated financial statements of the Company as of December 31, 2012 and 2011 and for the three years ended December 31, 2012, included in its Annual Report on Form 20-F, filed with the Securities and Exchange Commission on April 19, 2013.

/s/ RBSM LLP

July 31, 2013

New York, NY